Exhibit 10.17


                            FIRST AMENDMENT TO LEASE


                                 BY AND BETWEEN:

                            MAURICE M. WEILL, TRUSTEE
                             FOR BRANCHBURG PROPERTY

                                   "Landlord"

                                      -and-

                              LIFECELL Corporation,
                             a Delaware corporation

                                    "Tenant"


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                              DATED:  April 7, 2000
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                                   LAW OFFICES

                        EPSTEIN, BROWN, MARKOWITZ & GIOIA
                           A Professional Corporation
                             245 Green Village Road
                                  P.O. Box 901
                         Chatham Township, NJ 07928-0901
                                 (201) 593-4900
                               Fax (201) 593-4966
                     U:\USERS\IN\MMW\30094.016\1STAMEND.002
                                 March 31, 2000

     FIRST AMENDMENT TO LEASE, made the 3rd day of April, 2000, by and between MAURICE M. WEILL, TRUSTEE FOR BRANCHBURG PROPERTY having an office at 51 Commerce Street, Springfield, New Jersey 07081 (hereinafter called the "Landlord"); and LIFECELL CORPORATION, a Delaware corporation, having an office at 3606 Research Forest Drive, The Woodlands, Texas 77381, (hereinafter called the "Tenant").

                              W I T N E S S E T H:

     WHEREAS, the Landlord owns certain lands and premises in the Township of Branchburg, County of Somerset and State of New Jersey, which lands and premises are known as Lot 1.01 in Block 61, upon which there has been erected a building containing approximately 89,960 square feet (hereinafter called the "Building"); and

     WHEREAS, the Landlord and Tenant have heretofore entered into a certain lease agreement dated June 17, 1999, as amended by First Amendment to Lease dated September 21, 1999 (hereinafter collectively called the "Lease"), pursuant to which Tenant has leased 58,296 square feet of space of the Building (hereinafter called the "Original Leased Premises"), all in accordance with the terms and conditions of the Lease; and

     WHEREAS, the Landlord has agreed to provide and lease to Tenant additional space containing approximately 31,664 square feet, outside outside dimensions to center line of common wall (hereinafter called the "Additional Leased Premises") as shown on Schedule "A" annexed hereto and made a part hereof, in accordance with the terms and conditions hereinafter provided; and

     WHEREAS, the Landlord and Tenant by this Second Amendment to Lease wish to modify, supplement and amend the terms and conditions of the Lease to provide for additional rent and other Lease obligations as the same shall be required and attributable to the Additional Leased Premises,

     WHEREAS, the Landlord and Tenant have agreed to revise the term of the Lease to reflect a period of ten (10) years and six (6) months, which term shall commence as of June 1, 2000 and shall expire on November 30, 2010.

     NOW, THEREFORE, in consideration of the sum of ONE ($1.00) DOLLAR and other good and valuable consideration, the parties hereto covenant and agree as follows:


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     1.  The Lease is hereby revised to reflect a new term of ten (10) years and six (6) months, which Lease term shall commence as of June 1, 2000, and shall expire as of November 30, 2010, hereinafter called the "Revised Term".

     2. The Leased Premises shall consist of the 58,296 square feet of Original Leased Premises, together with the Additional Leased Premises containing 31,664 square feet of space in the building, which total leased space shall comprise 89,960 square feet (hereinafter called the "Revised Leased Premises") and
Article  1.1  of  the  Lease  is  hereby  modified  accordingly.

     3. The Lease term applicable to the Additional Leased premises shall commence on June 1, 2000 (hereinafter called the "Additional Commencement Date"), and shall expire as to the Revised Leased Premises, on November 30, 2010.

     4. All of the terms and conditions of the Lease shall continue to apply to the Original Leased Premises until the Additional Commencement Date.

     5. Commencing with the Additional Commencement Date, the Base Rent for the Revised Leased premises shall be the following annual Base Rent, payable as in
Article  4.1  of  the  Lease  provided:

          (a) During the period from June 1, 2000 through November 30, 2000, Tenant shall pay Base Rent in the amount of FIVE HUNDRED THIRTY NINE THOUSAND TWO HUNDRED THIRTY EIGHT AND 00/100 ($539,238.00 DOLLARS per annum, payable in equal installments in the sum of FORTY FOUR THOUSAND NINE HUNDRED THIRTY SIX AND 50/100 ($44,936.50 DOLLARS per month.

          (b) During the period from December 1, 2000 through December 31, 2004, Tenant shall pay Base Rent in the amount of EIGHT HUNDRED THIRTY THREE THOUSAND TWO HUNDRED THIRTY EIGHT AND 00/100 ($833,238.00) DOLLARS per annum, payable in equal installments in the sum of SIXTY NINE THOUSAND FOUR HUNDRED THIRTY SIX AND 50/100 ($69,436.50) DOLLARS per month.

          (c) During the period from January 1, 2005 through November 30, 2005, Tenant shall pay Base Rent in the amount of EIGHT HUNDRED EIGHTY EIGHT THOUSAND SIX HUNDRED NINETEEN AND 20/100 ($888,619.20) DOLLARS per annum, payable in equal installments in the sum of SEVENTY FOUR THOUSAND FIFTY ONE AND 60/100 ($74,051.60) DOLLARS per month.

          (d) During the period from December 1, 2005 through November 30, 2010, Tenant shall pay Base Rent in the amount of NINE HUNDRED NINETEEN THOUSAND NINETEEN AND 20/100 ($919,019.20) DOLLARS per annum, payable in equal installments in the sum of SEVENTY SIX THOUSAND FIVE HUNDRED EIGHTY FOUR AND 93/100 ($76,584.93) DOLLARS per month.

          (e) Tenant shall pay, in addition to the Base Rent hereinabove provided, all other charges as in the lease required and as shall be attributable to the Revised Leased Premises.

     6. Tenant's Percentage, as solely applicable to the Additional Leased Premises, is hereby deemed to be 35.2%. The Base Year for computation of operating cost and tax escalations, as solely applicable to the Additional Leased Premises, shall be deemed to mean the period from June 1, 2000 through May 31, 2001.

     7. The Additional Leased Premises shall be delivered to Tenant in an "as is" condition, except that Landlord hereby agrees that it shall contribute up to the sum of FOUR HUNDRED TWENTY THOUSAND AND 00/100 ($420,000.00) DOLLARS (the "Tenant's Allowance") toward the cost of installation of leasehold improvement within the Additional Leased Premises. Landlord shall contribute Tenant's Allowance to Tenant in accordance with the provisions or Articles 3.1 and 3.2 of the Lease, at such time as Tenant desires to construct leasehold improvements within the Additional Leased Premises.

     8. (a) Upon execution of the within Second Amendment to Lease, Landlord will apply for site plan and subdivision approval so as to produce additional parking spaces to service the Building, based upon Tenant's utilization of the Additional Leased Premises as office space. It is estimated that an additional
2.0 acres of land will be necessary to accommodate Tenant's parking requirements. Tenant shall be responsible to reimburse Landlord, as hereinafter set forth, for the cost of such land (the "Land Cost"). For the purposes of this paragraph, the Land Cost to be amortized is equal to THREE HUNDRED THOUSAND AND 00/100 ($300,000.00) DOLLARS (based upon 2 acres at one hundred fifty thousand and 00/100 ($150,000.00) DOLLARS per acre); the Land Cost shall be adjusted in the event the area required for Tenant's additional parking is more than 2.1 acres or less than 1.9 acres, based upon ONE HUNDRED FIFTY THOUSAND AND 00/100 ($150,000.00) DOLLARS per acre. The Land Cost shall be amortized over a twenty (20) year period and Tenant shall reimburse Landlord for that portion of such amortized cost as is applicable to the revised Term of the Lease, commencing on December 1, 2000. For example, in the event the Land Cost is equal to three hundred thousand and 00/100 ($300,000.00) dollars, Tenant shall reimburse Landlord, as additional rent, the amount of FIFTEEN THOUSAND AND 00/100 ($15,000.00) DOLLARS per annum, payable in equal installments of ONE THOUSAND TWO HUNDRED FIFTY AND 00/100 ($1,250.00) DOLLARS per month. Tenant shall continue to reimburse Landlord for the Land Cost during any extension or renewal of the lease term, for a period of ten years following the expiration of the Revised Term. In the event the term of the Lease is not renewed or extended (for a full ten years), or in the event of any termination of this Lease prior to its scheduled expiration date, Tenant shall be responsible to pay to Landlord the full unamortized portion of the Land Cost which is then outstanding.

     (b) Tenant also agrees that it shall reimburse Landlord for all costs incurred by Landlord in obtaining site plan and subdivision approval, including engineering fees, application and permit fees, expert fees, reasonable attorney's fees and all other costs incurred by Landlord in obtaining the required approvals, as well as for the cost of construction of the additional parking area to be located on the Property (the "Approvals and Construction Cost"). The Approvals and Construction Cost shall be amortized over that portion of the Revised Term which is remaining at the time of completion of construction of said parking area, together with interest at the prime rate of Valley national Bank, plus two (2%) percent, which interest rate shall be set at the time of completion of construction. For example, if the Approvals and Construction Cost shall equal ONE HUNDRED FIFTY THOUSAND AND 00/100 ($150,000.00) DOLLARS, if the prime rate of Valley National Bank is seven (7%) percent and if there are nine (9) years then remaining within the Revised Term, Tenant shall be responsible to reimburse the Approvals and Construction Cost to Landlord at the rate of TWO THOUSAND THIRTY ONE AND 44/100 ($2,031.44) DOLLARS per month. In the event of any termination of this Lease prior to the expiration of the Revised Term, Tenant shall be responsible to pay to Landlord the full unamortized portion of the Approvals and Construction Cost which is then outstanding.

     9. Upon execution of the within Second Amendment to Lease, the Tenant shall deliver the sum of forty nine thousand hundred and 00/100 ($49,000.00) dollars to the Landlord as additional security to be held by Landlord in accordance with the provisions of Article 49 of the Lease. Accordingly, the Landlord shall be holding a total cash security deposit in the amount of ONE HUNDRED FORTY NINE THOUSAND AND 00/100 ($149,000.00) DOLLARS. Article 49 of the Lease is hereby further amended to provide that the Letter of Credit may be reduced by the amount which is the greater of (a) ten percent per annum or (b) the sum of FIFTY THOUSAND AND 00/100 ($50,000.00) DOLLARS per annum at the end of each year that Tenant produces a net profit of one million and 00/100 ($1,000,000.00) dollars or more. If at the end of the fifth year of the lease term Tenant has a net worth exceeding the sum of FIFTEEN MILLION AND 00/100 ($15,000,000.00) DOLLARS, and provided that Tenant has been profitable for the prior four quarters, Landlord shall return the Letter of Credit to Tenant.

     10. Article 45.1 of the Lease is hereby deleted in its entirety and the following Article 45.1 is hereby inserted in its place and stead:

     "45.1 Provided the Tenant is not in default pursuant to the terms and conditions of this lease, the Tenant is hereby given the right and privilege to renew the within lease for two successive five year periods, to commence at the end of the initial term of this lease, which renewals shall be upon the same terms and conditions as in this lease contained, except as follows:

          (1)  During  the first five year renewal period, Tenant shall pay Base
Rent in the amount of ONE MILLION FIFTY SEVEN THOUSAND THIRTY AND 00/100 ($1,057,030.00) DOLLARS per annum, in equal installments in the sum of eighty eight thousand eight five and 83/100 ($88,085.83) dollars per month, in the same manner as required by Article 3 hereof; and

          (2) During the second five year renewal period, Tenant shall pay Base Rent in the amount of ONE MILLION TWO HUNDRED FOURTEEN THOUSAND FOUR HUNDRED SIXTY AND 00/100 ($1,214,460.00) DOLLARS per annum, in equal installments in the sum of ONE HUNDRED ONE THOUSAND TWO HUNDRED FIVE AND 00/100 ($101,205.00)
DOLLARS  per  month,  in  the  same  manner  as  required  by Article 3 hereof."

     11. Except as in this Second Amendment to Lease provided, all other terms and conditions of the Lease shall remain in full force and effect and shall be applicable to the Additional Leased Premises upon the Additional Commencement Date.

     12. This Agreement shall be binding on the parties hereto, their heirs, successors and assigns.

     13. The submission of the within Second Amendment to Lease by landlord to Tenant for review and approval shall not be deemed an option to lease, an offer to lease, or a reservation of the Additional Leased Premises in favor of Tenant, it being intended that no rights or obligations shall be created by Landlord or Tenant until the execution and delivery of the within Second Amendment to Lease by Landlord and Tenant, one to the other.

     IN WITNESS WHEREOF, the parties have hereunto set their hands and seals or cause these presents to be signed by its proper corporate officers and caused its proper corporate seal to be hereunto affixed, the day and year first above written.


WITNESS:

/s/  Helen  Goldberg                         /s/  Maurice  M.  Weill
--------------------                         ----------------------------
                                             Maurice M. Weill,Trustee for
                                             Branchburg  Property

ATTEST:                                      LIFECELL  CORPORATION


/s/  Fenel  M.  Eloi                         By:/s/  P.  Thomas
--------------------                         ----------------------------
                                             President,  CEO

STATE OF NEW JERSEY  )
                     )    SS.
COUNTY  OF  UNION    )

BE IT REMEMBERED, that on this 7th day of April, 2000, before me, the subscriber, a Notary Public, personally appeared Maurice M. Weill on behalf of MAURICE M. WEILL, TRUSTEE FOR BRANCHBURG PROPERTY, who, I am satisfied, is the Landlord mentioned in the within Instrument, and thereupon he acknowledged that he signed, sealed and delivered the same as his act and deed, for the uses and purposes therein expressed.


                                             /s/  Helen  Goldberg
                                             ----------------------------
                                             Helen  Goldberg
                                             Notary Public of New Jersey
                                             My  Commission  Expires
                                             March  20,2004



STATE OF NEW JERSEY  )
                     )    SS.
COUNTY  OF  UNION    )

BE IT REMEMBERED, that on this 3rd day of April, 2000, before me, the subscriber, Elizabeth Hendershot, personally appeared Paul Thomas, who, I am satisfied, is the person who signed the within Instrument as President, CEO of LIFECELL CORPORATION, a Delaware Corporation, the Tenant named herein, and he thereupon acknowledged that the said instrument made by the Corporation and sealed with its corporate seal, was signed, sealed with the corporate seal and delivered by him as such officer and is the voluntary act and deed of the Corporation, made by virtue of authority from the Board of Directors.


                                             /s/  Elizabeth  Hendershot
                                             ----------------------------




PREPARED  BY:  ROBERT  K.  BROWN,  ESQ.

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